1800 Century Park East
Suite No 200
Company Contact:	Investor Contact:	Los Angeles, CA 90067
Lynne Silverstein	Berkman Associates	310.895.7750 tel
310.895.7750	310. 826.5051	310.895.7751 fax
	info@BerkmanAssociates.com	patientsafetytechnologies.com

Patient Safety Technologies’ Form 10-Q Filing Delayed

Tuesday, November 28, 2006, 7:00 am ET

LOS ANGELES, CA -- November 28, 2006 -- Patient Safety Technologies, Inc. (AMEX:PST) announced that it did not file its September 30, 2006 Form 10-Q within the five day extension filing period due to recent events and the engagement of new independent auditors. PST expects that it will file its September 30, 2006 Form 10-Q within the next one to two weeks. The Company references its press release dated November 7, 2006 for further financial guidance.

The Company has received notice from the American Stock Exchange (“Amex”) that it is not in compliance with certain additional continued listing standards due to not having filed its Form 10-Q on time for the period ended September 30, 2006.

About Patient Safety Technologies, Inc.

Patient Safety Technologies, Inc. (PST) is a holding company that owns assets in various businesses. Its wholly-owned subsidiary, SurgiCount Medical, Inc., is a developer and manufacturer of patient safety products and services. For more information on Patient Safety Technologies, Inc., please contact the company directly at 310-895-7750, or by email at info@patientsafetytechnologies.com or www.patientsafetytechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Patient Safety Technologies plans, expects, should, believes, anticipates or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Patient Safety Technologies does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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